Exhibit 99.2

2020 Half Year Results Presentation GERRY SPINDLER Managing Director and CEO (All units in USD, unless otherwise noted) 11 August 2020

HY20 Safety Performance

Coronado's highest priority remains the safety and wellbeing of its workforce and communities

Australian Operations (TRIFR)[a]



12.0
10.0
8.0
6.0
4.0
2.0
0.0
Jan/18
Jun/18
Nov/18
Apr/19
Sep/19
Feb/20
Australian Operations (TRIFR)
Industry Average

US Operations (TRIR)[b]



3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
Jan/18
Jun/18
Nov/18
Apr/19
Sep/19
Feb/20
US Operations (TRIR)
Industry Average

Coronado

a. Total Recordable Injury Frequency Rate (TRIFR), is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per million man hours worked on a rolling 12 months basis

b. TRIR is the number of injuries that require medical treatment as defined by MSHA (Mine Safety and Health Administration) per 200,000 hours worked on a calendar 12-month basis.

HY20 Results Presentation 2

HY20 HIGHLIGHTS 3

HY20 Highlights(a) Financial performance • • • • • Reported HY20 Net Loss after Tax of $123.2 million, down $337.5 million (157.5%) compared to HY19 Adjusted EBITDAb of $34.9m, down 91.4% compared to HY19 of $405.4 million Group mining cost of $57.3 per tonne, 11.5% increase than HY19 as a result of lower production volume Group operating costs of $64.0 per tonne, 18.1% decrease than HY19 due to lower overall spend Revenue of $713.7 million was below HY19 of $1,234.3 million due to lower coal sales volumes and a lower average realized metallurgical coal price Net debt position of $404.9 million as at 30 June 2020, comprising $36.1 million of cash (excluding restricted cash) and $441.0 million of debt • Operational performance • Coal production during HY20 was adversely impacted by the temporary suspension of mining operations at Curragh due to the fatality in January 2020 The impact of COVID-19 on global metallurgical coal demand resulting in the temporary idling of the U.S. Operations in April and May 2020, and higher than expected wet weather in Queensland impacting mine sequencing at the Curragh mine ROM production of 11.9 Mt, down 28.7% compared to HY19. Saleable production of 8.0 Mt, down 23.2% compared to HY19 Sales volumes of 8.3 Mt, down 19.7% compared to HY19 as a result of lower production Group realised metallurgical pricing of $97.3 per tonne, down 29.2% compared to HY19, as a result of soft market conditions and falling index prices • • • • • HY20 Results Presentation 4 a. b. All tonnages through this presentation are expressed in metric tonnes. All amounts quoted throughout this presentation are in US$ unless otherwise stated. All reference to ‘EBITDA’ means EBITDA adjusted for FX and non-recurring items

HY20 Highlights (Cont.) Distributions •No distributions have been declared for HY20 Corporate • In May 2020 the Company concluded an agreement with lenders of the Syndicated Facility Agreement (SFA) to waive the compliance with financial covenants until February 2021. • The Company has taken further steps to safeguard its operations, strengthen its balance sheet and increase liquidity by reducing capital expenditures and managing operating costs in a disciplined manner. HY20 Results Presentation 5

Reserves & Resources (Mt) (a) All operating assets have a minimum life greater than 20 years Reserves and Resources (Mt) as 31 December 20192 3,000 1,200 2,497 2,500 936 1,000 2,000 800 1,500 600 1,000 400 201 171 145 500 200 0 0 Group Curragh Buchanan Logan Greenbrier PSF Other Reserves Resources HY20 Results Presentation 6 a. Australian resources are estimated inclusive of 5.3% insitu moisture. United States resources are estimated on a dry basis. Refer also section headed 2019 JORC Resources and Reserve Statement announced on February 25, 2020 (Located in the Appendix of FY19 Media Release). The amounts outlined in this presentation have been amended for depletion 1,032 493495 295 176 240248 4485

Group Operational Performance Production adversely impacted by temporary suspension at Australian operations and idling production at US segment Export Ratio (%) ROM Production (Mt) 40 HY19 HY20 23.3% 26.0% 16.7 20 5.1 76.7% 74.0% 0 Australia United States Group Export Domestic HY19 HY20 Revenue Split (%) Saleable Metallurgical Production (Mt) 20 HY19 HY20 20.0% 21.0% 10.4 10 4.1 2.6 79.0% 80.0% 0 Australia United States Group Metallurgical Thermal HY20 Results Presentation 7 HY19HY20 6.35.4 8.0 8.96.77.8 11.9

HY20 FINANCIAL PERFORMANCE 8

HY20 financial metrics

Financial metrics were significantly impacted by the COVID-19 economic downturn

	HY19	HY20		Variance
Production	10.4Mt	8.0Mt	↓	2.4Mt
Sales Volumes	10.4Mt	8.3Mt	↓	2.1Mt
Revenue	$1,234.3m	$713.7m	↓	$520.7m
EBITDA	$405.4m	$34.9m	↓	$370.5m
Net Income (Statutory)	$214.3m	($123.2m)	↓	$337.5m
Group Metallurgical Realised Price	$137.5/t	$97.3/t	↓	$40.2/t
Group Mining Cost per tonne sold	$51.4/t	$57.3/t	↓	$5.9/t
Effective Tax Rate	29.4%	14.2%	↓	15.2%

Production adversely impacted by temporary suspension In January 2020 at the Australian operations and idling of US Operations as a result of the COVID-19 induced reduction in global demand for metallurgical coal

EBITDA was adversely impacted by reduced sales volume and sharp reduction in Group Metallurgical Realised Price which was materially affected by the decline in index price as a result of the COVID-19 pandemic

Group Mining costs were impacted by lower production volumes across all operating segments.

Coronado

HY20 Results Presentation 9

Revenue performance Reduction in sales volume and realised pricing has had a significant impact on revenue performance “Group sales volumes decreased 19.7% compared to HY19, as a result of weak demand for US metallurgical coal exports. Curragh’s sales volume decreased by 13.6% to 5.4Mt due to operational impacts” “Revenue of $713.7 million decreased $520.7 million compared to HY19 as a result of a decrease in metallurgical coal volume and weaker metallurgical coal market” Revenue (US$m) Sales Volume (Mt) 12 1,400 1,234 10.4 5.4 6 700 0 0 Australia United States Group Australia United States Group HY19HY20 HY19HY20 HY20 Results Presentation 10 6.3 8.0 4.1 2.6 794 714 474440 240

Realised pricing Metallurgical coal production in line with HY19, however realised prices are 29% lower for the Group “Metallurgical coal realised pricing was impacted by lower sales volume and a reduction of ~17.7% decline in benchmark HCC index price during HY20” “Group sales mix was broadly consistent with HY19” Group Sales Mix Metallurgical coal realised price (US$/t) 180 152.3 HY19 HY20 160 20.0% 21.0% 140 120 80.0% 79.0% 100 Metallurgical Coal Thermal Coal Australian Operations US Operations (FOR) Group (FOB /FOR) (FOB) HY19HY20 12 Month Prem LV HCC Price (FOB Aus) (RHS) HY20 Results Presentation 11 137.5 117.0 97.3 104.8 86.6

HY20 EBITDA Continued focus on cost management and retaining flexible to adapt to current environment Stanwell rebate due to lower realised HY20 Results Presentation 12 Reduction in HY20 royalties and coal pricing HY20 realised coal price impacted by the decline in the benchmark hard coking index Sales volumes were impacted by the temporary suspension of operations at Curragh and idling of US assets during HY20 Cost of Coal Revenues positively impacted favorable FX rate translation for Australian Operations

Segment performance

HY20 EBITDA[a] performance

Australian Operations

EBITDA (US$m):



500
250
0
271.7
6.3
HY19
HY20

EBITDA Margin (%): 1.32%

Performance drivers:

- EBITDA for the HY20 was $6.3 million, a decrease of $265.4 million (97.7%) compared to HY19.
- Lower coal revenues contributed to the lower EBITDA result.

US Operations



500
250
0
151.6
41.7
HY19
HY20

EBITDA Margin (%): 17.4% -

- Adjusted EBITDA decreased by $109.9 million for the HY20 compared to HY19. This decrease was driven by a lower average realized met coal price per tonne sold and lower sales volumes.
- The reduction in EBITDA partially offset by a decrease in operating costs of $90.5 million.

Coronado

a. Only includes EBITDA generated from the operating segment and no corporate adjustments

HY20 Results Presentation 13

Mining cost analysis (a) Group mining cost during HY20 was impacted by lower production and higher AUD/USD exchange rate HY20 Mining Costb Curve (US$/t) HY19 Mining Costb Curve (US$/t) Group mining cost = $57.3/t Group mining cost= $51.4/t 90 60 30 42.6 65.4 0 Australia US WAC HY20 Results Presentation 14 a. The direct cost of coal operations were previously titled “Cost of Coal Revenues by segment”, this has now been retitled “Segment Mining Costs”. Segment Mining Costs is calculated on the basis of Cost of Coal Revenues divided by Total Sales Volume Mining costs are calculated on the basis of Cost of Coal Revenues divided by Total Sales Volume b. 11.5% Increase 64.3 53.9

Cash flows and Balance Sheet Operating Cash flows impacted by operational disruption in HY20 and lower realised pricing 80.0 60.0 40.0 (1.31 20.0 0.0 (20.0) ...... (40.0) (60.0) Opening Balance 1 Jan 2020 Coronado Operating Cash Flow Capex Net Borrowings Dividends Other Closing Balance 30 June 2020 HY20 Results Presentation 15

OPERATIONAL UPDATE 16

Metallurgical coal market

Spot pricing for seaborne metallurgical coal showing early signs of recovery

Seaborne Price (US$/t)[a]


230
210
190
170
150
130
110
90
70
50
Jan/19
Mar/19
May/19
Jul/19
Sep/19
Nov/19
Jan/20
Mar/20
May/20
Jul/20
Prem LV HCC (FOB AUS)
High Vol A (FOB US)
LV PCI (FOB AUS)

Key Market Points

Global steel producers have rationalized production due to a decline in steel demand from the construction and automotive sectors; a direct result of substantially lower consumer demand ofCOVID-19

Steel demand in China has been supported primarily by large infrastructure investment, with signs of improvement in discretionary steel demand (e.g. automotive) and property

Steel demand in China for the balance of 2020 is widely forecast to remain strong, underpinned by the investment in infrastructure

Indian steel demand is improving, but from a very weak position, and GDP growth in 2020 is expected to be reduced. Steel demand for Indian mills is currently being supported by strong demand from China

It is expected that once the Indian monsoon period concludes, procurement activity will recommence in Q3 2020, with Indian steel mills restocking

Japanese and South Korean mills have been considering restocking activities during Q3 2020 in anticipation of improved demand from the automotive sector

Coronado

a. S&P Platts publish prices relating to the Prem LV HCC (FOB AUD), High Vol A (FOB US) and LV PCI (FOB AUS) indexes

HY20 Results Presentation 17

Australian Operational Review

Operations impacted by interruptions during HY20

Operational Highlights

- ROM production was 6.7Mt, 24.0% down compared to HY19 due to January shutdown
- Rescheduled drill and blast activity was affected by wet weather, causing delays to overburden removal and dragline operations
- Saleable production of 5.4 Mt, down 13.6% compared to HY19 driven by operational interruptions during HY20
- A comprehensive review of the mine plan has been conducted to ensure production remains robust for the balance of FY20

Metallurgical Coal Production (Mt)



5
0
4.7
3.7
HY19
HY20

Export Metallurgical Coal Sales Mix (%)



HY19
HY20
38%
46%
16%
29%
54%
17%
HCC
SCC
PCI

Production Mix (%)



HY19
HY20
25%
75%
31%
69%
Metallurgical
Thermal

Coronado

HY20 Results Presentation 18

US Operational Review

New sources of production at Logan increases metallurgical coal product mix

Operational Highlights

- Production from the US operations were idled during HY20 due to the reduction of demand experienced as a result of the COVID-19 economic impacts
- Sales continued during HY20 as clean coal inventory was used to fulfill sales contracts during this period
- Buchanan operated the long-wall intermittently during the idling period to ensure sales contracts could be supplied following a draw down in inventory
- For the balance of FY20 the US Operations are 'right sized' to ensure no significant build in inventory. Greenbrier will remain on care and maintenance

Total Metallurgical Coal Production (Mt)



5.0
0.0
2.4
1.7
1.5
0.7
0.3
0.1
4.2
2.5
Buchanan
Logan
Greenbrier
US Ops
HY19
HY20

Metallurgical Production Mix (%)



HY19
7%
36%
57%
HY20
4%
28%
68%
Low Vol
High Vol
Mid Vol

Export Sales Ratio[(a)] (%)



HY19
23%
77%
HY20
30%
70%
Export
Domestic

a. Ratio between Export and Domestic for US Operation has been calculated on the basis of percentage of metallurgical tonnes

Coronado
HY20 Results Presentation 19

OUTLOOK 20

Coronado is the World’s Leading Metallurgical Coal Producer One of the Largest Metallurgical Coal Producers Globally 2019 Saleable Metallurgical Coal Production(1) (Mt) 470 30 20 10 0 BMA Teck Anglo American Glencore BMC Peabody Arch Yancoal Operations Diversified Across Geography, Met Coal Products and Customers Australia(2)(3) US(4) Customers – Direct Sales(5) 8%6% 19% 17% 4% 28% 54% 29% 67% 68% Low Vol (68%) High Vol (28%) Mid Vol (4%) HCC (54%) SSC (17%) PCI (29%) Asia (67%) Europe (8%) USA (19%) Australia (6%) Source: Public filings. Notes: (1) Public filings for all companies; 2019 saleable metallurgical coal production values are calculated on equity interest attributable basis except Glencore; BMA and BMC values are calendarised to December year end; Arch value is 2019 metallurgical coal sales volume. (2) Based on HY20 export metallurgical coal sales mix. (3) Hard Coking Coal (HCC), Semi Coking Coals (SCC), Pulverised Coal Injection (PCI). (4) Based on HY20 metallurgical production mix, numbers do not add up to 100% due to rounding. (5) The chart presents 2019 revenues split by geographic region. Other than direct customer sales shown on the chart, brokered sales (Xcoal Energy & Resources) accounts for 22% of the Company’s total revenue. 21 x Management team with proven track record of operating and optimizing coal operations in Australia, U.S., and globally x Flexible, low cost operations with demonstrated track record of producing profitable tons through-the-cycle x Core feedstock supplier for leading steel producers across a range of global markets x Diverse suite of met coal products supports customer demand, end-market flexibility and coal blending opportunities x Leading ASX-listed metallurgical coal producer with a diversified portfolio of world-class assets globally

Positive Metallurgical Coal Outlook A V-shape recovery is expected for the steel industry in India by 2021 Long term metallurgical coal demand expected to grow 1.1% p.a. to 2040 and is largely anchored by India’s steel production growth Recent fiscal stimulus undertaken by many countries in response to COVID-19 is focussed on infrastructure spending V-shaped Recovery for Indian Steel Production by 2021 Seaborne Metallurgical Coal Demand 12 90% 80% 10 70% 8 60% 50% 6 40% 4 30% 20% 2 10% 0 0% Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Tata JSPL Capacity utilisation (RHS) SAIL AM/NS India Others RINL JSW Total Source: Wood Mackenzie, Worldsteel.org, Ministry of Steel. 22 HY20 Results Presentation Crude Steel production (Mt) 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 Mt 450 400 350 300 250 200 150 100 50 0 IndiaChinaJapan South KoreaBrazilGermany TaiwanFranceTurkey CAGR (2019 – 2040) 1.1% India as % of Demand 20%35% 20192040

Significant EBITDA Generation when Coal Prices Recover

A $10/t HCC benchmark price uplift can result in an increase in EBITDA by ~$100 million[(1)]

- Current metallurgical coal price level has seen a major dislocation caused by COVID-19
- As a key input for steel which is closely linked to infrastructure and construction, the metallurgical coal price has shown its resilience through economic shifts
- In both 2009 (post Global Financial Crisis) and 2016, the metallurgical coal price more than doubled in a short timeframe post crisis

Historical Metallurgical Coal Benchmark Prices

Platts Premium LV HCC Price[(2)] (US$/t)



400
300
200
100
0
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Through-the-Cycle Average: $163/t

EBITDA Sensitivity	Prices >US$160/t	Prices >US$200/t
↑ $10/t HCC Price → ↑ ~$100 million EBITDA[(1)]	**68% (605 days)** % of period (# of days) above $160/t since 1 Jan 2017[(3)]	**35% (309 days)** % of period (# of days) above $200/t since 1 Jan 2017[(3)]

Coronado

Notes: (1) Based on CY19A saleable coal production (20.2Mt) and CY20A coal mix and assumed blended price realisation of 50%. Blended price realisation is consistent with CY18A (55%) and CY19A (62%). Price realisation is calculated as the ratio of the average selling price (i.e. revenue divided by saleable coal production) to the arithmetic average of the HCC benchmark price for the period. (2) Platts Premium LV HCC Price, Market data as of [27 July 2020]. Data prior to Jan 2019 are from Bloomberg, Data from Jan 2019 and onwards are from AME. (3) Time period from 1 Jan 2017 to [27 July 2020]

23

Operational & Financial Levers available in a sustained downside price environment In the event of a sustained low price environment, Coronado has flexibility to reduce its operating and capital expenditure costs as well as alternative initiatives to support liquidity HY20 Results Presentation 24 Curragh •Reduce operating cost base: curtail overheads and development expenditure, reduce spend on consumables •Reduce stay-in-business capital expenditure •Stagger or defer box cut capital expenditure to post 2021 US operations •Ability to right-size the production for the coal price environment ‒ High degree of embedded operating and cost flexibility ‒ Potential to scale back and idle production at minimal cost •Buchanan and Logan ‒ Currently operating at reduced levels that meet existing domestic and export contracts ‒ Lower production significantly reduces development costs, with non-critical continuous miners units curtailed •Ability to continue to operate Buchanan and Logan under the lower cost structure if lower prices are sustained •Greenbrier to remain idled until market conditions improve (minimal holding costs) Other initiatives •Coronado retain a number of additional initiatives which could be implemented to support liquidity if required, including: ‒ Divestment of non-core assets ‒ Sale and lease back of major mining equipment, coal reserves or infrastructure and other financing initiatives ‒ Xcoal payment plan in place to receive the outstanding balance of $105.1 million by HY21 (~$95 million at the end of July’20)

QUESTIONS HY20 Results Presentation 25 25

Disclaimer The material contained in this presentation is intended to be general background information on Coronado Global Resources (Coronado) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in United States dollars unless otherwise indicated. The presentation of certain financial information may not be compliant with financial captions in the primary financial statements prepared under US GAAP. Refer to Coronado’s 2020 FORM 10-Q for the six months ended June 30, 2020 available at www.coronadocoal.com.au for details of the basis primary financial statements prepared under US GAAP. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations. This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may," "could," "believes," "estimates," "expects," "intends," "considers", “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-k with the ASX and SEC on 25 February 2020, as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com.au. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. HY20 Results Presentation 26

Disclaimer 2019 JORC Resource and Reserve Statements In this announcement, references to ore reserves (Reserves) are compliant with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012 (JORC Code) and are measured in accordance with the JORC Code. Information in this ASX Release relating to Reserves and Resources is extracted from information previously published by Coronado and available on the Coronado and ASX websites (2019 JORC Statement located in the appendix of the FY19 Media Release). For details of the Reserves and Resources estimates and the Competent Persons statements, refer to relevant Australian and US Operations sections in the 2019 JORC Statement. Coronado confirms that it is not aware of any new information or data that materially affects the information included in the 2019 JORC Statement, and that all assumptions and technical parameters underpinning the estimates in the 2019 JORC Statement continue to apply and have not materially changed. Coronado confirms that the context in which the Competent Persons’ findings are presented have not been materially modified from the 2019 JORC Statement. HY20 Results Presentation 27

Supplementary Information 28

Reconciliation of Non-GAAP measures This report includes a discussion of results of operations and references to and analysis of certain non-GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyse performance. These metrics are significant factors in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental metrics; (ii) Adjusted EBITDA, (iii) sales volumes and average realised price per Mt of metallurgical coal sold, which we define as metallurgical coal revenues divided by metallurgical sales volumes; (iv) average mining costs per Mt sold, which we define as mining costs divided by sales volumes; and (v) average operating costs per Mt sold, which we define as operating costs divided by sales volumes. Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. HY20 Results Presentation 29

Reconciliation of Non-GAAP measures

Consolidated Balance Sheet (US$ Thousands)	June 30, 2020	December 31, 2019
Assets		
Current assets:		
Cash and restricted cash	36,324	26,553
Trade receivables	116,110	133,297
Related party receivables	105,057	86,796
Income tax receivable	15,431	897
Inventories	138,624	162,170
Other current assets	46,831	44,109
Total current assets	458,377	453,822
Non-current assets:		
Property, plant and equipment, net	1,532,736	1,632,788
Right of use asset – operating leases, net	23,313	62,566
Goodwill	28,008	28,008
Intangible assets, net	4,318	5,079
Deposits and reclamation bonds	12,152	12,227
Deferred income tax assets	27,586	2,852
Other non-current assets	14,819	17,512
Total assets	**2,101,309**	**2,214,854**

Consolidated Balance Sheet (US$ Thousands)	June 30, 2020	December 31, 2019
Liabilities		
Current liabilities:		
Accounts payable	36,652	64,392
Accrued expenses and other current liabilities	251,660	238,788
Income tax payable	27,328	29,760
Asset retirement obligations	9,955	10,064
Contingent royalty consideration	-	688
Contract obligations	35,225	36,935
Lease liabilities	11,984	29,685
Other current financial liabilities	13,268	5,894
Total current liabilities	386,072	416,206
Non-current liabilities:		
Asset retirement obligations	126,129	121,710
Contract obligations	186,091	204,877
Deferred consideration liability	181,400	174,605
Interest Bearing Liabilities	441,000	330,000
Other financial liabilities	457	1,546
Lease liabilities	23,678	48,165
Contingent royalty consideration	-	855
Deferred income tax liabilities	59,552	47,973
Other non-current liabilities	5003	976
Total liabilities	**1,409,382**	**1,346,913**
Stockholders' Equity/Members' Capital	**691,927**	**867,941**

Coronado

HY20 Results Presentation 30

Reconciliation of Non-GAAP measures Coal revenues 605,699 919,329 Coal revenues from related parties 89,118 293,158 Other revenues 18,849 21,848 Cost of coal revenues 481,345 533,696 Depreciation, depletion and amortization 86,849 85,279 Freight expenses 82,886 89,362 Stanwell rebate 57,415 94,674 Other royalties 43,455 93,422 Selling, general, and administrative expenses 13,353 18,311 Interest expense, net (24,318) (17,264) Loss on debt extinguishment (63,111) - Other, net (4,485) 1,042 Income tax benefit (expense) 20,355 (89,043) HY20 Results Presentation 31 Net (loss) income(123,196)214,326 (Loss) Income before tax(143,551)303,369 Operating (loss) income(51,637)319,591 Total revenues713,6661,234,335 Consolidated Income StatementJune 30, 2020June 30, 2019 (US$ Thousands)

Reconciliation of Non-GAAP measures

Consolidated Statement of Cash Flows (US$ Thousands)	June 30 2020	June 30, 2019
Cash Flows From Operating Activities:		
Net income	(123,196)	214,326
Adjustments to reconcile net income to cash and restricted cash provided by operating activities:		
Depreciation, depletion and amortization	86,849	85,404
Impairment of assets	63,111	-
Amortization of right of use asset - operating leases	9,387	10,394
Amortization of deferred financing costs	2,751	2,060
Non-cash interest expense	10,266	9,711
Amortization of contract obligations	(14,794)	(17,550)
Loss on disposal of property, plant and equipment	208	39
Decrease in contingent royalty consideration	(1,543)	(7,143)
Gain on operating lease derecognition	(1,180)	-
Equity-based compensation expense	396	93
Deferred income taxes	(6,302)	17,026
Reclamation of asset retirement obligations	(1,574)	(2,552)
Change in estimate of asset retirement obligation	-	(125)
Changes in operating assets and liabilities:		
Accounts receivable - including related party receivables	(6,223)	(23,105)
Inventories	21,133	(34,562)
Other current assets	5,425	(2,287)
Accounts payable	(27,984)	(1,832)
Accrued expenses and other current liabilities	3,938	15,585
Operating lease liabilities	(10,374)	(11,073)
Change in other liabilities	(17,930)	46,807
Net cash provided by operating activities	**(7,636)**	**301,216**

Consolidated Statement of Cash Flows (US$ Thousands)	June 30 2020	June 30, 2019
Cash Flows From Investing Activities:		
Capital expenditures	(61,927)	(66,430)
Purchase of deposits and reclamation bonds	(51)	(906)
Redemption of deposits and reclamation bonds	125	-
Net cash used in investing activities	**(61,853)**	**(67,336)**
Cash Flows From Financing Activities:		
Proceeds from interest bearing liabilities and other financial liabilities, net of debt discount	145,000	109,008
Debt issuance costs and other financing costs	(2,423)	-
Principal payments on interest bearing liabilities and other financial liabilities	(39,515)	(108,073)
Principal payments on finance and capital lease obligations	(642)	(686)
Payment of contingent purchase consideration	-	(12,712)
Dividends paid	(24,162)	(299,682)
Net cash provided by (used in) financing activities	**78,258**	**(312,145)**
Net increase (decrease) in cash and restricted cash	**8,769**	**(78,265)**
Effect of exchange rate changes on cash and restricted cash	1,002	(365)
Cash and restricted cash at beginning of period	26,553	124,881
Cash and restricted cash at end of period	**36,324**	**46,251**
Supplemental disclosure of cash flow information:		
Cash payments for interest	10,981	1,148
Cash paid for taxes	2,029	35,873

Coronado
HY20 Results Presentation 32

Reconciliation of Non-GAAP measures Total costs and expenses 765,303 914,744 Net Income (123,196) 214,326 Less: Selling, general and administrative expense Add: Depreciation, depletion and amortization (13,353) (18,311) 86,849 85,279 Less: Depreciation, depletion and amortization Add: Interest expense (net of income) 24,318 17,264 (86,849) (85,279) Add: Other foreign exchange gains 4,217 (557) Total operating costs 665,101 811,154 Add: Income tax (benefit) expense (20,355) 89,043 Less: Other royalties (43,455) (93,422) Add: Impairment of assets 63,111 - Less: Stanwell rebate (57,415) (94,674) Less: Freight expenses (82,886) (89,362) Less: Other non-mining costs (8,958) - Total mining costs 472,387 533,696 Sales Volume excluding non-produced coal (MMt) 8.2 10.4 HY20 Results Presentation 33 Average mining costs per Mt sold$57.3/t$51.4/t Adjusted EBITDA34,944405,355 Adjusted EBITDA reconciliationJune 30, 2020June 30, 2019 Mining Costs per tonne reconciliationJune 30, 2020June 30, 2019 (US$ Thousands) (US$ Thousands)

Reconciliation of Non-GAAP measures Total Revenues 473,555 240,111 713,666 Less: Other revenues 15,074 3,775 18,849 Total coal revenues 458,481 - 694,817 Less: Thermal coal revenues 50,650 2,138 52,788 Metallurgical coal revenues 407,831 234,198 642,029 Volume of Metallurgical coal sold (MMt) 3.9 2.7 6.6 Total Revenues 794,182 440,153 1,234,335 Less: Other revenues 18,240 3,608 21,848 Total coal revenues 775,942 - 1,212,487 Less: Thermal coal revenues 47,978 29,010 76,988 Metallurgical coal revenues 727,964 407,535 1,135,499 Volume of Metallurgical coal sold (MMt) 4.8 3.5 8.3 HY20 Results Presentation 34 Average realised price per Mt of Metallurgical coal sold$152.4/t$117.0/t$137.5/t Realised Pricing reconciliation Australian June 30, 2019OperationsU.S. OperationsConsolidated (US$ Thousands, except for volume data) Average realised price per Mt of Metallurgical coal sold$104.8/t$86.6/t$97.3/t Realised Pricing reconciliation Australian June 30, 2020OperationsU.S. OperationsConsolidated (US$ Thousands, except for volume data)

Reconciliation of Non-GAAP measures Total costs and expenses 506,686 244,891 13,726 765,303 Less: Selling, general and administrative expense - - (13,353) (13,353) Less: Depreciation, depletion and amortization (40,080) (46,396) (373) (86,849) Total operating costs 466,606 198,495 - 665,101 Less: Other royalties (37,508) (5,947) - (43,455) Less: Stanwell rebate (57,415) - - (57,415) Less: Freight expenses (70,220) (12,666) - (82,886) Less: Other non-mining costs (2,622) (6,336) - (8,958) Total mining costs 298,841 173,546 - 472,387 Sales Volume excluding non-produced coal (MMt) 5.5 2.7 - 8.2 HY20 Results Presentation 35 Average mining costs per tonne sold$53.9/t$64.3/t-$57.3/t Mining Costs per tonne reconciliation Other / June 30, 2020AustraliaUnited StatesCorporateTotal (US$ Thousands, except for volume data)

Reconciliation of Non-GAAP measures Total costs and expenses 331,930 18,156 564,658 914,744 Less: Selling, general and administrative expense - (17,979) (332) (18,311) Less: Depreciation, depletion and amortization (42,157) (42,945) (177) (85,279) Total operating costs 522,169 288,985 --811,154 Less: Other royalties (16,322) - (77,100) (93,422) Less: Stanwell rebate - - (94,674) (94,674) Less: Freight expenses (11,168) - (78,194) (89,362) Less: Other non-mining costs - - - - Total mining costs 272,201 261,495 - 533,696 Sales Volume excluding non-produced coal (MMt) 10.4 6.4 4.0 - HY20 Results Presentation 36 Average mining costs per tonne sold$42.6/t$65.4/t-$51.4/t Mining Costs per tonne reconciliation Other / June 30, 2019AustraliaUnited StatesCorporateTotal (US$ Thousands, except for volume data)

Contacts INVESTORS: INVESTORS: MEDIA: Matt Sullivan P: +61 412 157 276 Aidan Meka P: +61 428 082 954 Brett Clegg P: +61 487 436 985 HY20 Results Presentation 37